SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097


Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement [X]
Definitive Additional Materials [ ]
Soliciting Material Pursuant to ss.240.14a-12


Brookfield DTLA Fund Office Trust Investor, Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:


     Bulldog Investors, LLC, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663
      (201) 881-7111 // Fax: (201) 556-0097 // pgoldstein@bulldoginvestors.com


						October 19, 2017

Dear Fellow Preferred Stockholder of Brookfield DTLA Fund Office Trust Investor:

Bulldog Investors beneficially owns more than $10 million of the 7.625% Series A Cumulative Redeemable Preferred Stock. Although the Company seems to be doing well, no regular dividends have been paid to preferred stockholders in years. The total amount of the unpaid dividends is more than $14 per share and many preferred stockholders are concerned that there has been no announcement as to when they will be paid.

The Board of Directors consists of seven members. Until the full payment is made of all dividends on the Series A Preferred Stock (which are currently in arrears), holders are entitled to request a special meeting of holders of the Series A Preferred Stock to elect two directors (the "Preferred Directors"). Pursuant to such a request, a special meeting is scheduled for November 10, 2017. At that meeting, we intend to nominate Andy Dakos and myself for election as Preferred Directors. There are two primary reasons you should vote to elect us as Preferred Directors.

   1.	We have skin in the game. - As substantial holders of the Series A
        Preferred Stock, our interests are closely aligned with yours. We believe the market price of the Series A Preferred Stock reflects uncertainty about when the dividends will re-commence. Our nominees are committed to advocate for measures to reduce that uncertainty and therefore to increase the market price of the Series A Preferred Stock.

   2.	We have experience with similar situations. - As you may recall, in
        2008 the regular auctions for the auction rate preferred stock issued by many closed-end funds failed. Consequently, investors could only sell them at a hefty discount from face value. We sought to be elected as preferred directors of funds managed by Neuberger Berman, Blackrock and Putnam which led to negotiated agreements with the boards of those funds to provide liquidity for the holders of their auction rate preferred stock.


PLEASE SIGN AND RETURN THE ENCLOSED GREEN AUTHORIZATION CARD AS SOON AS POSSIBLE. ALTERNATIVELY, YOU MAY SUBMIT IT ONLINE AT WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-454-8683.

						Very truly yours,

						/S/ Phillip Goldstein

						Phillip Goldstein
						Member
                     				Bulldog Investors, LLC




PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN CONNECTION WITH A SPECIAL MEETING
 OF HOLDERS OF THE 7.625% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK OF BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

Bulldog Investors, LLC("Bulldog Investors"), a beneficial owner of approximately 400,000 shares of the 7.625% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") of Brookfield DTLA Fund Office Trust Investor Inc. ("the Company") is sending this proxy statement and the enclosed GREEN proxy card to holders of the Series A Preferred Stock of record as of October 16, 2017 to vote your shares at a special meeting of holders of the Series A Preferred Stock scheduled for noon on November 10, 2017 (the "Meeting") at 250 Vesey Street, New York, NY 10281. This proxy statement and the enclosed GREEN proxy card are first being sent to holders of the Series A Preferred Stock on or about October 19, 2017. Please read the Company's "NOTICE OF SPECIAL MEETING OF HOLDERS OF 7.625% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK TO BE HELD ON NOVEMBER 10, 2017" for other details regarding the Meeting.

              			INTRODUCTION

The Board of Directors consists of seven members. Until the full payment is made of all dividends on the Series A Preferred Stock (which are currently in arrears), holders are entitled to request a special meeting of holders of the Series A Preferred Stock to elect two directors (the "Preferred Directors"). Pursuant to such a request, the Meeting has been scheduled for November 10, 2017 to elect two Preferred Directors. Alan J. Carr and Craig W. Perry, the existing Preferred Directors who were last elected in 2014, have not indicated that they intend to stand for election at the Meeting. We are soliciting your proxy to elect the two nominees named below as Preferred Directors.

				REASONS FOR THE SOLICITATION

Although the Company seems to be doing well, no regular dividends have been paid to preferred stockholders in years. The total amount of the unpaid dividends is about $14 per share and the liquidation value of the Series A Preferred Stock is $25 per share for a total of more than $39 per share. Many preferred stockholders are concerned that there has been no announcement as to when their dividends will re-commence. We believe the recent market price of the Series A Preferred Stock, which is about $28 per share, reflects that uncertainty. Our nominees are committed to advocate for measures to reduce that uncertainty and therefore to increase the market price of the Series A Preferred Stock.

				HOW PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted FOR the election of the two nominees named below and if necessary, to adjourn the Meeting to obtain a quorum.



				REVOCATION OF PROXIES

You may revoke your proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy to the inspector of election; or (iii) voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on how many times you may revoke your proxy and only your most recent proxy will be counted.

				VOTING REQUIREMENTS

A quorum for the transaction of business at the Meeting will exist if holders of one-third of the total number of shares of publicly held Series A Preferred Stock entitled to vote (which is currently 9,730,370 shares) are represented at the Meeting. Each share of Series A Preferred Stock is entitled to one vote. The election of a Preferred Director requires the affirmative vote of a plurality of the votes cast, i.e., the nominee receiving the most votes will be elected. We are unaware of any opposition to this solicitation.

				THE SPECIAL MEETING

The only matter to be considered at the Meeting will be the election of two Preferred Directors. At the Meeting, we intend to nominate the persons named below for election as Preferred Directors, neither of whom personally owns any shares of the Company. Each nominee has consented to be nominated and, if elected, to serve as a Preferred Director. Because of their roles with Bulldog Investors, which is the general partner or investment advisor of certain investment funds, and as a limited partner in one or more of such funds which beneficially owned 417,825 shares of the Series A Preferred Stock as of October 16, 2017, Messrs. Dakos and Goldstein may be deemed to beneficially own such shares. Messrs. Dakos and Goldstein disclaim beneficial interest in all such shares except to the extent of any pecuniary interest in such funds. There are no arrangements or understandings between any of our nominees and Bulldog Investors or its affiliates regarding the nominations.

    Andrew Dakos (born 1966) - Member of Bulldog Investors, LLC, an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog Investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds; President and Director of Special Opportunities Fund; Trustee of Crossroads Liquidating Trust; Director of Swiss Helvetia Fund, Inc. since 2017; Director of Emergent Capital, Inc. (until 2017); Director of Brantley Capital Corporation (intermittently until 2013); Director of the Mexico Equity & Income Fund (until 2015).

    Phillip Goldstein (born 1945) - Member of Bulldog Investors, LLC, an SEC-registered investment adviser that serves as the investment adviser to, among other clients, the Bulldog Investors group of private investment funds and Special Opportunities Fund, Inc., a registered closed-end investment company; Principal of the general partner of several private investment partnerships in the Bulldog Investors group of private funds. Chairman of the Mexico Equity and Income Fund, Inc.; Secretary and Chairman of Special Opportunities Fund, Inc.; Director of MVC Capital, Inc.; Trustee of Crossroads Liquidating Trust; Chairman of Emergent Capital, Inc. (until 2017); Chairman of Brantley Capital Corporation (until 2013); Director of ASA Ltd. (until 2013); Director of Korea
    Equity and Income Fund, Inc. (until 2012).

				THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our solicitation materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this solicitation statement and the enclosed GREEN authorization card to the beneficial owners of Series A Preferred Stock for whom they hold such shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we and our clients will bear all the expenses related to this solicitation. Because we believe that the Company will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Company. Holders of the Series A Preferred Stock will not be asked to vote on the reimbursement of these expenses, which we estimate will total $40,000 (including approximately $15,000 we previously incurred to solicit requests from Holders of Series A Preferred Stock to hold the Meeting).

				PARTICIPANTS

Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663 is the soliciting stockholder. As of October 16, 2017, Bulldog Investors beneficially owned 417,825 shares of the Series A Preferred Stock, all of which were acquired between April 4, 2017 and October 12, 2017. No "participant" has any arrangement or understanding with any person with respect to any securities of the Company or with respect to future employment by the Company or its affiliates or to any future transactions to which the Company or its affiliates may be a party. A "participant," as defined by the SEC, includes Bulldog Investors and its principals who are responsible for this solicitation, i.e., Messrs. Dakos and Goldstein, and each client advised by Bulldog Investors. The SEC's definition of a "participant" may be misleading because it suggests that a "participant" may have a greater role in a solicitation than may be the case.

October 19, 2017







				PROXY CARD

THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLC IN CONNECTION WITH A
   SPECIAL MEETING OF HOLDERS OF THE 7.625% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK OF BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.
 SCHEDULED FOR NOVEMBER 10, 2017

The undersigned holder of shares of the 7.625% Series A Cumulative Redeemable Preferred Stock of Brookfield DTLA Fund Office Trust Investor Inc. hereby appoints Phillip Goldstein and Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Special Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Special Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  ].)

1. ELECTION OF TWO PREFERRED DIRECTIRS.

[  ] FOR PHILLIP GOLDSTEIN 		[  ] WITHHOLD AUTHORITY

[  ] FOR ANDREW DAKOS 			[  ] WITHHOLD AUTHORITY

2. TO ADJOURN THE SPECIAL MEETING IF A QUORUM IS NOT PRESENT.

FOR [  ]			AGAINST [  ]			ABSTAIN [  ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of Messrs. Goldstein and Dakos as Preferred Directors and FOR Proposal 2. The undersigned hereby acknowledges receipt of the proxy statement dated October 19, 2017 of Bulldog Investors and revokes any proxy previously executed.



Signature(s) _______________________________      Dated: _____________